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                                                                EXHIBIT 11.A.1
                           CONSENT OF INDEPENDENT AUDITORS



We consent to the reference made to our firm under the caption "Financial Highlights" and to the use of our report dated February 9, 1993 on the financial highlights of Capstone Government Income Fund for the year ended December 31, 1992, the period from October 1, 1991 to December 31, 1991 and the year ended September 30, 1991 in Post-Effective Amendment No. 48 to the Registration Statement (Form N-1A No. 2-28174) of Capstone Fixed Income Series, Inc.





                                /s/ERNST & YOUNG LLP
                                Ernst & Young LLP


March 25, 1996